UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported):

May 23, 2005

RAE Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31783	77-0588488
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1339 Moffett Park Drive

Sunnyvale, California 94089

408-752-0723

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On May 23, 2005, RAE Systems Inc. (the “Company”) received a letter from the American Stock Exchange (the “Exchange”) notifying the Company that it is not in compliance with its continued listing standards, having not filed a timely quarterly report for the period ended March 31, 2005 as required by Sections 134, 1101 and 1003(d) of the Amex Company Guide. The Company has been instructed by the Exchange to submit a plan by June 2, 2005, advising the Exchange of action it has taken, or will take, that would bring the Company into compliance with Sections 134, 1101 and 1003(d) by no later than July 5, 2005. The Company has been advised that, if the Company is not in compliance with the continued listing standards by July 5, 2005, or does not make progress consistent with the plan during the plan period, the Exchange staff will initiate delisting proceedings as appropriate. In addition, the Company may be subject to delisting proceedings if it does not submit a plan or submits a plan that is not accepted by the Exchange.

On May 27, 2005, the Company submitted to the Exchange its plan to bring the Company into compliance with Sections 134, 1101 and 1003(d) of the Amex Company Guide.

A copy of the Company’s press release announcing the receipt of the notice from the Exchange and the submission to the Exchange of the Company’s plan of compliance is filed herewith.

Item 8.01. Other Events.

On May 27, 2005 the Company submitted to the Exchange its plan to bring the Company into compliance with Sections 134, 1101 and 1003(d) of the Amex Company Guide.

A copy of the Company’s press release announcing the submission to the Exchange of its plan of compliance is filed herewith.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibit No.	Description
	99.1	Press Release of the Company dated May 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAE Systems Inc.

Date: May 27, 2005	By:	/s/ Donald W. Morgan
Donald W. Morgan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated May 27, 2005.